Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment (this “Amendment”), dated December 21, 2017, to the Employment Agreement (the “Agreement”) by and between Realogy Holdings Corp. (the “Company”) and Richard A. Smith (“Executive”) dated as of March 13, 2017 and amended as of October 23, 2017.

WHEREAS, the Agreement governs the terms of Executive’s employment with the Company; and

WHEREAS, unless otherwise defined herein, the defined terms used herein shall have the same meaning as set forth in the Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 9(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“(c)    Non-Competition. From the Effective Date through the third anniversary of the Executive’s termination date, Executive shall not, directly or indirectly, on Executive’s own behalf or by, through, or on behalf of, another Person, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in (1) residential real estate brokerage, the franchising of residential real estate brokerages, employee relocation business, title services, settlement services, or technology businesses supporting any of the foregoing, (2) any business with business assets, technology, relationships or services in residential real estate that has the potential to meaningfully disrupt the residential real estate brokerage, franchising of residential real estate brokerage, employee relocation, or title or settlement services markets, or (3) any other business of the same type as any business in which the Company or any of its Affiliates is engaged on the date of termination of Executive’s employment or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Executive has been involved to any extent (other than de minimis) at any time during the two (2) year period ending with the date of termination of such Executive’s employment, anywhere in the world in which the Company or its Affiliates conduct business. Nothing in this Section 9(c) shall prohibit Executive from being a passive owner of not more than 4.99% of the outstanding equity interests of any entity so long as Executive has no active participation in the business of such corporation. For the avoidance of doubt, following termination of employment, Executive shall not violate this paragraph by providing services to a hedge fund or private equity firm so long as Executive does not directly or indirectly engage in the competitive businesses described above. This Section 9(c) shall not prevent Executive from joining the board of directors of any entity which is not primarily engaged in residential real estate brokerage, franchising of residential real estate brokerages, employee relocation or title services or any technology businesses supporting any of the foregoing or any business with business assets, technology, relationships or services in residential real estate that has the potential to meaningfully disrupt the residential real estate brokerage, franchising of residential real estate brokerage, employee relocation, or title or settlement services markets so long as Executive does not directly or indirectly engage in the businesses prohibited above.”
2.     The parties acknowledge and agree that this Amendment is being contemporaneously executed with that certain Advisory Services Agreement dated December 21, 2017 by and between the Company and the Executive (the “Advisory Services Agreement”). For the avoidance of doubt, if the Advisory Services Agreement is terminated for any of the reasons set forth in Section 2(b) of the Advisory Services Agreement, the Company hereby acknowledges and agrees that it shall be deemed to have waived its right to enforce the non-competition provision contained in Section 9(c) of the Agreement, as amended by the Amendment, after the period ending December 31, 2019.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

REALOGY HOLDINGS CORP.

	By:	/s/ Tony Hull
	Name:	Tony Hull
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer
/s/ Richard A. Smith
Richard A. Smith

[Signature page to Second Amendment to Employment Agreement]